QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated November 14, 2011 with respect to the consolidated financial statements of CC Energy II L.L.C. and subsidiaries as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010, included in the Current Report on Form 8-K of Eagle Rock Energy Partners, L.P., which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Tulsa, Oklahoma
January 12, 2012

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM